                                                                    EXHIBIT 4.14


                       STOCKHOLDERS ALLOCATION AGREEMENT



                            DATED OCTOBER 31, 1997

                               TABLE OF CONTENTS

ARTICLE I    CERTAIN TERMS; REPRESENTATIONS AND WARRANTIES...................  1
        1.1  Certain Terms...................................................  1
        1.2  Representation and Warranties...................................  2

ARTICLE II   Allocations, Settlements, Waivers and Terminations..............  3
        2.1  Employee Benefit Plan Settlement................................  3
        2.2  Waiver of Stock Purchase Rights.................................  3
        2.3  Waiver of Preferential Purchase Rights..........................  4
        2.4  Settlement of Special Management Rights.........................  4
        2.5  Termination of Agreements.......................................  4
        2.6  Mutual Releases.................................................  4
        2.7  Tax Withholding on Option Consideration.........................  4
        2.9  Repayment of Indebtedness.......................................  4
       2.10  Payments Potentially Subject to Parachute Rules.................  4
       2.11  Written Consent of the Stockholder..............................  5
       2.12  Attorneys Fees..................................................  5
       2.13  JEDI Waiver.....................................................  6

ARTICLE III  MISCELLANEOUS...................................................  6
        3.1  Amendment; Waivers..............................................  6
        3.2  Assignment......................................................  6
        3.3  Notices.........................................................  6
        3.4  Counterparts....................................................  7
        3.5  Headings........................................................  7
        3.6  Choice of Law...................................................  7
        3.7  Entire Agreement................................................  7
        3.8  Cumulative Rights...............................................  7
        3.9  No Partnership..................................................  7
       3.10  Number; Gender; Without Limitation; Interpretation of
             Certain Defined Terms...........................................  7
       3.11  Severability....................................................  7
       3.12  Third Person....................................................  7
       3.13  U.S. Currency...................................................  7
       3.14  Indemnification.................................................  8
       3.15  Arbitration.....................................................  8
       3.16  Termination.....................................................  8

                                      (i)

                       STOCKHOLDERS ALLOCATION AGREEMENT

     THIS STOCKHOLDERS ALLOCATION AGREEMENT (this "AGREEMENT") is entered into as of October 31, 1997, among Coda Energy, Inc., a Delaware corporation (the "CORPORATION"), and the Investors (as defined herein) listed on Schedule 1.1
                                                                ------------
hereto.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Corporation, Belco Oil & Gas Corp., a Nevada corporation ("BELCO"), and Belco Acquisition Sub, Inc., a Delaware corporation ("SUB"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") providing for the merger of Sub with and into the Corporation (the "MERGER");

     WHEREAS, the Corporation and the Investors have previously entered into that certain Stockholders Agreement, originally entered into as of October 30, 1995, and amended by that certain Amendment No. 1 to Stockholders Agreement, entered into as of January 10, 1996 (as amended, the "STOCKHOLDERS AGREEMENT");

     WHEREAS, in conjunction with the Merger, the parties to this Agreement desire to agree upon various amounts to be paid or allocated pursuant to the Stockholders Agreement, waive certain rights afforded under the Stockholders Agreement and release claims they may have against one another.

     NOW, THEREFORE, in consideration of the mutual covenants, payments, releases and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                CERTAIN TERMS;
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

      1.1 CERTAIN TERMS.  When used herein the following terms shall have the
          -------------
meanings indicated:

     "AFFILIATE" of a Person means any Person controlling, controlled by, or under common control with such Person. For purposes of this Agreement only, Enron Corp., a Delaware corporation, and each of its subsidiaries shall be deemed to be Affiliates of JEDI.

     "AGREEMENT" shall have the meaning set forth in the opening paragraph.

     "CAPITAL STOCK" means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing.

     "CLAIMS" shall have the meaning set forth in Section 3.16.

     "COMMON STOCK" means shares of the common stock, par value $.01 per share, of the Corporation.

     "COMMON STOCK EQUIVALENTS" means any and all rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible into or exchangeable for, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event, but does not include Common Stock or the Special Management Rights.

     "CORPORATION" shall have the meaning set forth in the opening paragraph.

     "EMPLOYEE BENEFIT PLAN" shall have the meaning set forth in Section 2.1.

     "INDEMNITEES" shall have the meaning set forth in Section 3.14.

     "INDEMNITOR" shall have the meaning set forth in Section 3.14.

     "INVESTORS" means JEDI and the Management Investors listed on Schedule 1.1.
                                                                   ------------

     "JEDI" shall mean Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

     "MANAGEMENT GROUP" means all of the Management Investors.

     "MANAGEMENT INVESTOR" means each of the Persons identified as a Management Investor on Schedule 1.1 hereto, but excluding any such Person who ceases to be
            ------------
a Party.

     "MERGER" shall have the meaning set forth in the recitals.

     "MERGER AGREEMENT" shall have the meaning set forth in the recitals.

     "NOTICE" shall have the meaning set forth in Section 3.3.

     "PARTY" means each Investor and the Corporation.

     "PERSON" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency of political subdivision thereof.

     "PREFERRED STOCK" means shares of 15% Cumulative Preferred Stock, par value $0.01 per share, of the Corporation.

     "SPECIAL MANAGEMENT RIGHTS" shall have the meaning set forth in Section
2.4.

     "SUB" shall have the meaning set forth in the recitals.

      1.2 REPRESENTATION AND WARRANTIES. (a) Each of the Investors (as to itself
          -----------------------------
or himself only) represents and warrants to the Corporation and other Investors that as of the date hereof and at the Effective Time (as defined in the Merger Agreement):

          (i) such Investor has full power and authority to execute and deliver this Agreement and the execution and delivery by such Investor of this Agreement have been duly authorized by all necessary action;

          (ii) this Agreement has been duly and validly executed and delivered by such Investor and constitutes the binding obligation of such Investor, enforceable against such Investor in accordance with its terms;

          (iii) such Investor owns of record and beneficially as of the date of this Agreement the number of shares of Preferred Stock, Common Stock and such Common Stock Equivalents as are set forth on Schedule 1.1, and such
                                                       ------------
     Preferred Stock, Common Stock and Common Stock Equivalents are owned by such Investor free and clear of all liens and other encumbrances arising by, through or under such Investor except for this Agreement, the Stockholders Agreement, a Security Agreement, if any, executed by such Investor in favor of the Corporation (as to each Investor, a "SECURITY AGREEMENT") and the agreements creating such Common Stock Equivalents; and

          (iv) The amounts set forth in this Agreement (including the attachments hereto) and in Article II of the Merger Agreement with respect to the Investor represent the total consideration of any kind to be received by such Investor or any Affiliate thereof pursuant to or in respect of the Merger.

     (b) The Corporation hereby represents and warrants to each Investor that:

          (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, it has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery, and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action; and

          (ii) this Agreement has been duly and validly executed and delivered by the Corporation and constitutes the binding obligation thereof, enforceable against the Corporation in accordance with its terms.

                                  ARTICLE II

              ALLOCATIONS, SETTLEMENTS, WAIVERS AND TERMINATIONS
              --------------------------------------------------

      2.1 EMPLOYEE BENEFIT PLAN SETTLEMENT.  Sections 2.4 and 6.6 of the
          --------------------------------
Stockholders Agreement provide that there shall be contributed to the EMPLOYEE BENEFIT PLAN (as defined in the Stockholders Agreement) shares of Common Stock, SPECIAL MANAGEMENT SHARES (as defined in the Stockholders Agreement) or cash paid in lieu thereof. In lieu of the implementation of the Employee Benefit Plan, the Corporation and the Investors hereby agree that there shall be paid by JEDI to the Corporation, as a capital contribution immediately prior to the Merger, $1,070,942.01 to be distributed as a performance bonus by the Corporation (less applicable tax withholding) to those persons to be determined by the Management Group prior to the Merger and identified in writing to the Corporation. This payment will be made by wire transfer of immediately available funds on the Effective Date. The Corporation shall immediately distribute such funds to those persons and in the amounts set forth in the notice from the Management Group referenced in the immediately preceding sentence. The cash payment provided for in this Section 2.1 shall constitute a complete settlement of the obligations set forth in Sections 2.4 and 6.6 of the Stockholders Agreement.

      2.2 WAIVER OF STOCK PURCHASE RIGHTS.  Section 3.1 of the Stockholders
          -------------------------------
Agreement provides for certain share purchase rights in the event of an issuance of Capital Stock by the Corporation. The Investors hereby waive any and all rights they may have under said Section 3.1 to acquire any Capital Stock issued or issuable in connection with the Merger.

      2.3 WAIVER OF PREFERENTIAL PURCHASE RIGHTS.  Section 4.3 of the
          --------------------------------------
Stockholders Agreement provides for certain preferential rights on the part of the Investors. The Investors hereby waive any and all rights they may have under said Section 4.3 in connection with the Merger.

      2.4 SETTLEMENT OF SPECIAL MANAGEMENT RIGHTS.  The Investors acknowledge
          ---------------------------------------
that the Merger constitutes a Trigger Event (as defined in the Stockholders Agreement) under Article VI of the Stockholders Agreement. Accordingly, each Management Investor would be entitled to a cash payout on his Special Management Rights (as defined in the Stockholders Agreement) as set forth in Article VI of the Stockholders Agreement. In full and complete payment of any amounts owed to the Management Investors under Article VI of the Stockholders Agreement, and notwithstanding any term or calculation set forth in said Article VI to the contrary, each Management Investor agrees to accept, and JEDI promises to pay to the Corporation (for the benefit of and distribution to each Management Investor), as a capital contribution immediately prior to the Merger, the cash payout on his Special Management Rights set forth opposite his name on Schedule
                                                                       --------
1.1 hereto under the column headed "Special Management Rights Payment" found
---
under either the heading "Assuming Taurus is Sold for $45 Million" or the heading "Assuming Taurus is Not Sold," as applicable; provided, however, that if Taurus is sold prior to the Effective Time for less than $45.0 million, the Special Management Rights Payment to be made by JEDI hereunder shall equal $25,702,607, in the aggregate, less the aggregate Common Stock Consideration and aggregate Option Consideration (as such terms are defined in the Merger Agreement) received by the Management Group pursuant to the Merger Agreement to be allocated among the Management Group proportionately in the same manner as reflected on Schedule 1.1. This payment shall be made by wire transfer of
             ------------
immediately available funds on the Effective Time. The Corporation shall immediately distribute such funds by wire transfer of immediately available funds to those persons and in the amounts described on Schedule 1.1 hereto as it
                                                       ------------
may be adjusted by the Corporation prior to the Effective Time to reflect the sale of Taurus for less than $45 million. The Investors further agree that, conditioned upon consummation of the Merger, the daily accrual provided in
Section 6.4 of the Stockholders Agreement shall end on the earlier of the date of the Effective Time or November 30, 1997. Upon receipt of the Special Management Rights, each Management Investor shall pay to the Corporation all applicable tax withholding in accordance with the Corporation's written notification delivered prior to the Effective Time.

      2.5  TERMINATION OF AGREEMENTS. Effective as of the Effective Time, the
           -------------------------
Stockholders Agreement and the Business Opportunity Agreement, entered into as of October 30, 1995, among the Investors and certain other parties thereto shall be terminated without any further effect.

      2.6  MUTUAL RELEASES.  Each party hereto shall execute and deliver at the
           ---------------
Merger closing a release in the form of Exhibit A attached to this Agreement.
                                        ---------

      2.7  TAX WITHHOLDING ON OPTION CONSIDERATION.  Upon receipt of the Option
           ---------------------------------------
Consideration (as defined in the Merger Agreement) each Management Investor shall pay to the Corporation all applicable tax withholding thereon in accordance with the Corporation's written notification delivered prior to the Effective Time.

      2.8. NO AMENDMENT, MODIFICATION OR WAIVER.  Other than as expressly set
           ------------------------------------
forth in this Agreement, this Agreement does not in any way modify, amend or waive any provision of the Stockholders Agreement, and all other provisions of the Stockholders Agreement shall remain in full force and effect until terminated in accordance with Section 2.5 hereof.
                              -----------

      2.9  REPAYMENT OF INDEBTEDNESS.  All indebtedness of an Investor owed to
           -------------------------
the Corporation (as set forth on Schedule 2.9 hereto) shall be repaid in full at
                                 ------------
the Effective Time.

      2.10 PAYMENTS POTENTIALLY SUBJECT TO PARACHUTE RULES. Simultaneously with
           -----------------------------------------------
this Agreement, Douglas H. Miller ("MILLER") and the Corporation are executing and entering into that certain Amendment to Executive Employment Agreement, to be effective as of the Effective Time. Pursuant to such Amendment, the Corporation will make payment to Miller at the Effective Time in the amount of $1,123,875.57. All or a portion of the payments described in Sections 2.1, 2.4,
2.7 and 2.10 and the schedules attached hereto, when combined with other payments occurring in connection with the change in the ownership or control of the Corporation, could be considered an "EXCESS PARACHUTE PAYMENT" under Internal Revenue Code ("IRC") section 280G. If any of these payments are considered to be excess parachute payments, then the Corporation will lose the corporate tax deduction related to any payments in excess of the "BASE AMOUNT" under the IRC. In addition, any individual receiving payments considered to be an excess parachute payment, must pay a 20% excise tax under IRS section 4999(a) on any amounts deemed excess parachute payments. Payments will not constitute parachute payments, if the payments are approved by the stockholders of the Corporation who before the change in ownership or control owned 75% or more of the Corporation's stock, and this Agreement is intended, among other things, to evidence such approval.

     2.11   WRITTEN CONSENT OF THE STOCKHOLDER.  The undersigned, if a holder of
            ----------------------------------
the issued and outstanding shares of Common Stock or Preferred Stock, does hereby, pursuant to the authority contained in Section 228 of the Delaware General Corporation Law and the Corporation's Bylaws, consent to, authorize and adopt the following actions with the same force and effect as if taken at a meeting of the stockholders of the Corporation, duly convened and held on this date pursuant to valid notice (notice being waived hereby):

          (i) the execution and delivery by any authorized officer of the Corporation for and on behalf of the Corporation of the Merger Agreement is hereby ratified, confirmed and approved as the valid, binding and enforceable action of the Corporation and all terms, provisions and conditions of the Merger Agreement are hereby approved and adopted;

          (ii) the merger of the Corporation with Belco Acquisition Sub, Inc., upon and subject to the terms and conditions of the Merger Agreement, all as more fully set forth therein, is hereby approved and adopted;

          (iii) the Merger Agreement constitutes an agreement of merger as contemplated by Section 251 of the Delaware General Corporation Law;

          (iv) the Corporation shall carry out the terms and provisions of the Merger Agreement and to enter into, execute, perform and carry out all other agreements, instruments, documents and certificates to be executed and delivered by the Corporation pursuant to or required or contemplated by the Merger Agreement; and

          (v) the payments described in Sections 2.1, 2.4, 2.7 and 2.10 and the schedules attached hereto are hereby ratified, confirmed and approved in all respects, including, but not limited to, those approvals contemplated under the IRC section 280G.

     The undersigned acknowledges and agrees that by virtue of his or its execution of this Agreement in connection with the merger of the Corporation authorized above, the undersigned's rights to an appraisal by a court of the fair value of his or its stock in the Corporation pursuant to Section 262 of the Delaware General Corporation Law are hereby irrevocably waived.

     2.12   ATTORNEYS FEES.  JEDI shall pay at Closing of the Merger Agreement
            --------------
the fees and expenses of Haynes and Boone, LLP (billed or incurred in its capacity as counsel to the Corporation in respect of the Merger Agreement) in excess of the amount to be reimbursed by Belco pursuant to Section 11.3 of the Merger Agreement.

     2.13   JEDI WAIVER.  Conditioned upon consummation of the Merger, JEDI and
            -----------
the Corporation hereby waive compliance with the redemption obligations set forth in Article IV, Section 2(a)(3) of the Corporation's Restated Certificate of Incorporation.

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

     3.1  AMENDMENT; WAIVERS.  This Agreement may only be altered, supplemented,
          ------------------
amended or waived by the written consent of each party to this Agreement; provided, however, (i) any Party may (without the consent of any other Person) waive, in writing, any obligation owed to it hereunder by any other Party or the Corporation, and (ii) any Party may (without the consent of any other Person) waive, in writing, any right it has hereunder. Any waiver permitted hereunder may be made prospectively or retroactively.

     3.2  ASSIGNMENT.  This Agreement is not assignable.
          ----------

     3.3  NOTICES.  Any and all notices, designations, consents, offers,
          -------
acceptances, or other communications provided for herein (each a "NOTICE") shall be given in writing by personal delivery, overnight courier, or telecopy which shall be addressed, or sent, to the respective addresses or telecopy numbers as follows (or such other address or telecopy number as the Corporation or any Party may specify for itself to the Corporation and all other Parties by Notice):

The Corporation:  Coda Energy, Inc.
                  5735 Pineland Drive, Suite 300
                  Dallas, Texas  75231
                  Attention:  General Counsel
                  Telecopy No. 214-265-4777
                  Telephone No. 214-265-4706

With a copy to:   Enron Corp.
                  1400 Smith
                  Houston, Texas  77002
                  Attention:  Donna W. Lowry
                  Telecopy No. 713-646-4039
                  Telephone No. 713-853-1939

                    and:

                  Tim Detmering
                  Lance Schuler
                  1400 Smith Street
                  Houston, Texas  77002
                  Telecopy No. 713-646-3750 (Detmering)
                               713-646-3393 (Schuler)

Each Party:       To such address or telecopy number of such Party as is set forth on Schedule 1.1 hereto.
                           ------------

All Notices shall be deemed effective, delivered and received (a) if given by personal delivery, when such Notice is personally delivered at the address specified above; (b) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; or (c) if given by overnight courier, on the business day immediately following the day on which such Notice is delivered to a reputable overnight courier service.

      3.4 COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

      3.5 HEADINGS.  Headings contained in this Agreement are inserted only as a
          --------
matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

      3.6 CHOICE OF LAW.  This Agreement shall be governed by the internal laws
          -------------
of the State of Texas without regard to the principles of conflicts of laws thereof.

      3.7 ENTIRE AGREEMENT.  This Agreement contains the entire understanding of
          ----------------
the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

      3.8 CUMULATIVE RIGHTS.  The rights of the Parties and the Corporation
          -----------------
under this Agreement are cumulative and in addition to all similar and other rights of the Parties and the Corporation under other agreements.

      3.9 NO PARTNERSHIP.  No term of provision of this Agreement shall be
          --------------
construed to establish any relationship of partnership, agency or joint venture between the Parties hereto.

      3.10  NUMBER; GENDER; WITHOUT LIMITATION; INTERPRETATION OF CERTAIN
            -------------------------------------------------------------
DEFINED TERMS. Pronouns, wherever used in this Agreement, and of whatever
-------------
gender, shall include Persons of every kind and character, and the singular shall include the plural whenever and as often as may be appropriate. Any reference herein to "including" and words of similar import refer to "including without limitation." When reference is made herein to specified Parties or Persons, the determination as to which Persons are thereby referenced shall be made as of the time in question. Unless the context otherwise requires, any reference herein to "or" shall also include "and," so that "A or B" shall include the possibilities of A, B, and A and B.

      3.11  SEVERABILITY.  In the event any one or more of the provisions
            ------------
contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which approximates as nearly as possible that of the invalid, illegal or unenforceable provisions.

      3.12  THIRD PERSON.  Nothing herein expressed or implied is intended or
            ------------
shall be construed to confer upon or to give any Person not a party hereto any rights or remedies under or by reason of this Agreement.

      3.13  U.S. CURRENCY.  All payments required or permitted hereunder shall
            -------------
be paid in U.S. dollars or other lawful currency constituting legal tender of the United States of America.

      3.14  INDEMNIFICATION.  Each Party and the Corporation (the "INDEMNITOR")
            ---------------
hereby agrees to protect, defend, indemnify and hold harmless all other Parties and their respective successors, heirs and assigns (the "INDEMNITEES") against any and all claims, lawsuits, damages and other liabilities and expenses (including reasonable attorneys' fees) suffered or incurred by any of the Indemnitees and which arise out of any breach by the Indemnitor of its representations, warranties, covenants or other obligations hereunder.

      3.15  ARBITRATION.  Any and all claims, demands, causes of action,
            -----------
disputes, controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("CLAIMS"), even though some or all of such Claims allegedly are extracontractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Dallas, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator (with all Management Investors parties to the dispute considered to be one party) and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including without limitation any exemplary damages, treble damages, or any other penalty or punitive type of damages), consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances. The parties hereto hereby waive their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to the institution of a Claim under this Agreement by any Person, such Person shall provide to the Corporation and all other Parties to this Agreement a written notice specifying the nature and basis of the Claim. The Persons who are the subject of any Claim shall be given thirty (30) days to cure any breach before any Claim is filed. It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims provided that such mediation period shall not exceed 30 days from the date such Claim is asserted.

      3.16  TERMINATION.  This Agreement shall terminate (i) upon termination of
            -----------
the Merger Agreement in accordance with its terms or (ii) upon written agreement of all the Parties to this Agreement.


                               *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

                                    CODA ENERGY, INC.


                                    By:  /s/ Jarl P. Johnson
                                         -----------------------------------
                                    Name:  Jarl P. Johnson
                                           ---------------------------------
                                    Title: Chief Operating Officer
                                           --------------------------------


                                    JOINT ENERGY DEVELOPMENT
                                    INVESTMENTS LIMITED PARTNERSHIP

                                    By:  Enron Capital Management Limited
                                         Partnership, its general partner

                                    By:  Enron Capital Corp., its general
                                         partner



                                    By:  /s/ Timothy J. Detmering
                                         -----------------------------------
                                    Name:  Timothy J. Detmering
                                    Title: Agent and Attorney-in-Fact



                                    MANAGEMENT INVESTORS:


                                     /s/ Randell A. Bodenhamer
                                     ---------------------------------------
                                     Randell A. Bodenhamer


                                     /s/ Joe I. Callaway
                                     ---------------------------------------
                                     Joe I. Callaway


                                     /s/ J. David Choisser
                                     ---------------------------------------
                                     J. David Choisser


                                     /s/ J. W. Freeman
                                     ---------------------------------------
                                     J.W. Freeman


                                     /s/ Roy G. Harney
                                     ---------------------------------------
                                     Roy G. Harney

                                     /s/ Grant W. Henderson
                                     ---------------------------------------
                                     Grant W. Henderson


                                     /s/ Jarvis A. Hensley
                                     ---------------------------------------
                                     Jarvis A. Hensley


                                     /s/ Chris A. Jackson
                                     ---------------------------------------
                                     Chris A. Jackson


                                     /s/ Jarl P. Johnson
                                     ---------------------------------------
                                     Jarl P. Johnson


                                     /s/ Douglas H. Miller
                                     ---------------------------------------
                                     Douglas H. Miller


                                     /s/ Gary M. Nelson
                                     ---------------------------------------
                                     Gary M. Nelson


                                     /s/ Gary R. Scoggins
                                     ---------------------------------------
                                     Gary R. Scoggins


                                     /s/ Claude A. Seaman
                                     ---------------------------------------
                                     Claude A. Seaman


                                     /s/ J. W. Spencer, III
                                     ---------------------------------------
                                     J. W. Spencer, III


                                     /s/ Scott E. Studdard
                                     ---------------------------------------
                                     Scott E. Studdard

                                                                       EXHIBIT A
                                                                       ---------

                                     RELEASE
                                    --------

     In consideration of the actions to be taken pursuant to that certain Agreement and Plan of Merger dated as of October 31, 1997 (the "AGREEMENT") by and among Belco Oil & Gas Corp., Belco Acquisition Sub, Inc. and Coda Energy, Inc. (the "COMPANY"), and the Stockholders Allocation Agreement, dated as of October 31, 1997, among the parties referenced therein, each of the individuals and entities listed on the signature pages of this Release (each such individual and entity, the "RELEASOR"), on behalf of the Releasor and the heirs, beneficiaries, personal representatives, successors and assigns of the Releasor (collectively, the "RELEASOR PARTIES"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby releases and discharges (i) the Company and the parents, subsidiaries and affiliated corporations, past and present, of the Company (the "COMPANY AFFILIATES") with respect to periods prior to the Closing (as defined in the Agreement), (ii) the directors, officers, partners, agents and employees, past and present, of the Company and the Company Affiliates in their capacities as directors, officers, partners, agents and employees, and (iii) each other Releasor and the heirs, beneficiaries, personal representatives, successors and assigns of each such other Releasor, including with respect to Joint Energy Development Investments Limited Partnership ("JEDI"), the parents, subsidiaries and affiliated corporations, past and present, of JEDI (the "JEDI AFFILIATES") with respect to periods prior to the Closing, and the directors, officers, partners, agents and employees of JEDI and the JEDI Affiliates (all such released individuals and entities referenced in clauses (i), (ii) and (iii), the "RELEASED PARTIES") from any and all actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, whether known or unknown, in law, admiralty, equity or otherwise, that any one or more of the Releasor Parties ever had, now has or hereafter can, shall or may have against any one

                                                                       EXHIBIT A
                                                                       ---------

or more of the Released Parties, for, upon or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of this Release relating to the Company or any of the Company Affiliates (such actions, causes of actions, suits, etc. collectively, "CLAIMS"), except for Claims arising out of obligations expressly granted or continued pursuant to the terms of (i) the Agreement and (ii) the documents listed on Exhibit A.
                                           ---------

     Each Releasor represents and warrants that it has made no assignment or other transfer of any interest in any of the Claims released hereby to any other party or person and that it shall file no legal action or other proceeding nor shall it take any other action that causes any other party or person to assert said released Claims against any other party to this Release.

     Each Releasor hereby acknowledges that (i) such Releasor (other than the Company) has not been represented by Haynes and Boone, LLP or any other counsel or advisors engaged by the Company in connection with this Release or any other agreements or issues related to the transactions contemplated in the Agreement,
(ii) such Releasor has had sufficient time and opportunity to review this Release and all other agreements related to the transactions contemplated in the Agreement and (iii) such Releasor has had the opportunity to engage and consult with separate counsel and advisors in connection with this Release and all other agreements or issues related to the transactions contemplated in the Agreement.

     Whenever the text hereof requires, the use of singular number shall include the appropriate plural number.

     This RELEASE may not be changed orally.

     This RELEASE may be executed in several counterparts, each of which when fully executed shall constitute but one and the same instrument.

                               *   *   *   *   *

                                                                       EXHIBIT A
                                                                       ---------

     IN WITNESS WHEREOF, each Releasor has caused this Release to be executed and delivered on this, the ____________ day of ______________, 1997.

                                    RELEASORS:

                                    Joint Energy Development Investments
                                    Limited Partnership

                                    By:  Enron Capital Management Limited
                                         Partnership, its general partner

                                    By:  Enron Capital Corp.,
                                         its general partner


                                    By: ____________________________________
                                    Name:  Timothy J. Detmering
                                    Title: Agent and Attorney-in-Fact


                                    Coda Energy, Inc.



                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________



                                    ----------------------------------------
                                    Randell A. Bodenhamer



                                    ----------------------------------------
                                    Joe I. Callaway

                                                                       EXHIBIT A
                                                                       ---------

                                    ----------------------------------------
                                    J. David Choisser



                                    ----------------------------------------
                                    J. W. Freeman



                                    ----------------------------------------
                                    Roy G. Harney



                                    ----------------------------------------
                                    Grant W. Henderson


                                    ----------------------------------------
                                    Jarvis A. Hensley


                                    ----------------------------------------
                                    Chris A. Jackson


                                    ----------------------------------------
                                    Jarl P. Johnson


                                    ----------------------------------------
                                    Douglas H. Miller


                                    ----------------------------------------
                                    Gary M. Nelson


                                    ----------------------------------------
                                    Gary R. Scoggins

                                    ----------------------------------------
                                    Claude A. Seaman


                                    ----------------------------------------
                                    J. W. Spencer, III



                                    ----------------------------------------
                                    Scott E. Studdard

                                                                       EXHIBIT A
                                                                       ---------

                             EXHIBIT A TO RELEASE



1.   Stockholders Allocation Agreement, dated October 31, 1997

2.   Shareholders Agreement, dated October 31, 1997

3. Each individual Releasor's Employment Agreement, if any, with the Company, as it may have been amended

4. Director or Officer Indemnity Agreements between Coda Energy, Inc. and certain Officers and Directors of Coda Energy, Inc.

5.   Written employment plans of Coda Energy, Inc.

6.   JEDI Agreement, dated October 31, 1997.

7. Such definitive agreements as may be entered into pursuant to Section 2 of the JEDI Agreement.